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                                                                      EXHIBIT 23



                       CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in the registration statements of Cabot Corporation on Form S-3 (File No. 333-64787) and on Form S-8 (File Nos. 33-28699, 33-52940, 33-53659, 333-03683, 333-06629, 333-19103 and 133-19099) of
our report dated October 26, 1998, on our audits of the consolidated financial statements of Cabot Corporation as of September 30, 1998 and 1997, and for each of the three fiscal years in the period ended September 30, 1998, which report is included in this Annual Report on Form 10-K.






                                          PricewaterhouseCoopers LLP


Boston, Massachusetts
December 21, 1998